UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2010 (March 12, 2010)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing.

On March 12, 2010, ARCA biopharma, Inc. (“ARCA”) received a notice from the NASDAQ Stock Market (the “Notice”) indicating that ARCA’s stockholders’ equity did not meet the minimum requirement of $10,000,000 for continued listing as set forth in Continued Listing Standards for Primary Equity Securities Rule 5450(b). For the year ended December 31, 2009, and as reported on ARCA’s Annual Report on Form 10-K, ARCA’s stockholders’ equity was $7,412,000.

Under NASDAQ Rules, ARCA has 45 calendar days to submit a plan that defines how ARCA will regain compliance. ARCA plans to respond by submitting an appropriate plan to NASDAQ within the 45 day deadline. If the plan is accepted by NASDAQ, ARCA will receive an extension of up to 180 calendar days from March 12, 2010, September 8, 2010, to establish evidence of compliance. If the plan is not accepted, ARCA will receive written notice from NASDAQ that ARCA’s securities will be delisted. Upon receipt of that notice, ARCA may appeal the NASDAQ staff’s determination to delist ARCA’s securities to a Listing Qualifications Panel.

As required by NASDAQ Listing Rule 5810(b), ARCA has issued a press release reporting the receipt of the Notice and the NASDAQ rules upon which the Notice is based. A copy of the press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

The Company’s common stock is listed on the NASDAQ Global Market. To maintain that listing, the Company must satisfy minimum financial and other continued listing requirements. For example, NASDAQ rules require that the Company maintain a minimum stockholders’ equity of $10,000,000. On March 12, 2010, NASDAQ delivered a notice regarding the Company’s noncompliance with NASDAQ’s minimum stockholders’ equity requirement. The Company plans to respond to the notice by submitting a plan of compliance to NASDAQ within 45 days of the notice. If the plan is accepted by NASDAQ, the Company will receive an extension of up to 180 calendar days from March 12, 2010, September 8, 2010, to establish evidence of compliance. There can be no assurance that these actions will be successful in maintaining the Company’s listing on NASDAQ Global Market for the Company’s common stock. If NASDAQ does not accept the Company’s plan for compliance or if the Company is unable to comply with all applicable listing requirements of NASDAQ Global Markets, the Company’s common stock could be delisted from NASDAQ Global Markets. This could impair the liquidity and market price of the Company’s common stock. In addition, the delisting of the Company’s common stock from a national exchange could materially adversely affect the Company’s access to the capital markets, and any limitation on market liquidity or reduction in the price of the Company’s common stock as a result of that delisting could adversely affect the Company’s ability to raise capital, if needed, on terms acceptable to the Company or at all.

This current report on Form 8-K contains forward-looking statements, including without limitation statements related to ARCA’s intentions to regain compliance with NASDAQ rules. Words such as “will,” “plans to” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon ARCA’s current expectations. Forward-looking statements involve risks and uncertainties. These and other risk factors are discussed under “Risk Factors” and elsewhere in ARCA annual report on Form 10-K for the year ended December 31, 2009 and other filings with the Securities and Exchange Commission. ARCA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release titled “ARCA Announces Receipt of NASDAQ Notice per NASDAQ Rule 5810(b)”, dated March 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2010

ARCA biopharma, Inc. (Registrant)

By:	/s/ MICHAEL R. BRISTOW
Name:	Michael R. Bristow
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release titled “ARCA Announces Receipt of NASDAQ Notice per NASDAQ Rule 5810(b)”, dated March 17, 2010.